Exhibit 4(f)


                                                       EXECUTION COPY


             AMENDMENT NO. 4 OF PURCHASE AND CONTRIBUTION AGREEMENT

          AMENDMENT NO. 4, dated as of January 1, 1998, to the Purchase and Contribution Agreement, dated as of November 15, 1994, as amended and restated as of December 29, 1995, and as further amended as of June 27, 1996, as of September 6, 1996 and as of June 27, 1997 (the "Agreement"), among THE LANE COMPANY, INCORPORATED, ACTION INDUSTRIES, INC., BROYHILL FURNITURE INDUSTRIES, INC. and THOMASVILLE FURNITURE INDUSTRIES, INC., as sellers (the "Sellers"), and INTERCO RECEIVABLES CORP., as purchaser (the "Purchaser") (the "Amendment").

                     PRELIMINARY STATEMENTS

          1. Terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

          2.    On or before January 1, 1998, Furniture Brands
     International, Inc. will organize a new wholly-owned subsidiary, Lane Furniture Industries, Inc., under the laws of the State of Delaware (hereinafter "New Lane Holdings"). New Lane Holdings is intended to be a holding company and not an operating company.

          3. On or before January 1, 1998, Furniture Brands International, Inc. will transfer to New Lane Holdings all of the issued and outstanding capital stock of The Lane Company, Incorporated, a corporation organized under the laws of the State of Virginia ("Lane-VA"). Also on or before January 1, 1998, Lane-VA will organize a new wholly-owned subsidiary under the laws of the State of Mississippi (such subsidiary to be referred to hereinafter as "Action Merger Sub Inc.").

          4. Action Industries, Inc., a corporation organized under the laws of the State of Virginia ("Action-VA"), is a wholly-owned subsidiary of Lane-VA. On or before January 1, 1998, Lane-VA will transfer all of the issued and outstanding stock of Action-VA, as a contribution of capital, to Action Merger Sub Inc.

          5. On or before January 1, 1998, and pursuant to resolutions of the boards of directors and shareholders of Action-VA and Action Merger Sub Inc., Action-VA intends to transfer all of the right, title and interest to all of its tangible and intangible properties, assets and businesses, subject to all existing liens and encumbrances (collectively, the "Action Assets") to Action Merger Sub Inc. (such transfer hereinafter called the "Liquidation") in exchange for the surrender by Action Merger Sub Inc. of all its shares of Action-VA and the simultaneous cancellation of such shares by Action-VA.


          6. Immediately following the Liquidation, and pursuant to resolutions of the boards of directors and shareholders of Lane-VA and Action Merger Sub Inc., Lane-VA intends to transfer to Action Merger Sub Inc. all of its right, title and interest in all of the tangible and intangible properties, assets and businesses, subject to all existing liens and encumbrances, of the Royal Division of Lane-VA (the foregoing transfer is hereinafter called the "Contribution"). Following the Contribution, all of the businesses and contracts of the Royal Division of Lane-VA will be continued by Action Merger Sub Inc.

          7. Immediately following the Contribution, pursuant to various resolutions of the Board of Directors of Lane-VA, Lane-VA intends to declare a dividend consisting of all of the issued and outstanding capital stock of Action Merger Sub Inc. (the "Dividend").

          8. Following the Liquidation, the Contribution and the Dividend, Action Merger Sub Inc. shall change its name to "Action Industries, Inc."

          9. On or before January 3, 1998, the Board of Directors of Thomasville Upholstery, Inc., a corporation organized under the laws of the State of Delaware, and Thomasville, as the sole shareholder of Thomasville Upholstery, Inc., intend to vote to liquidate and dissolve Thomasville Upholstery, Inc. and simultaneously therewith, Thomasville Upholstery, Inc. will transfer all of its right, title and interest in all of its tangible and intangible properties, assets and businesses, subject to all existing liens and encumbrances, to Thomasville, with the result that Thomasville shall continue in the businesses and contracts of Thomasville Upholstery, Inc.

          10. On or before January 1, 1998, the Board of Directors of Gordon's, Inc., a corporation organized under the laws of Delaware, and Thomasville, as the sole shareholder of Gordon's, Inc., intend to vote to liquidate and dissolve Gordon's, Inc. and simultaneously therewith, Gordon's, Inc. will transfer all of its right, title and interest in all of its tangible and intangible properties, assets and businesses, subject to all existing liens and encumbrances, to Thomasville, with the result that Thomasville shall continue in the businesses and contracts of Gordon's, Inc.

          11. The Sellers have requested that the Purchaser waive compliance with certain provisions of the Agreement in order to enable the Sellers to effectuate the transactions described in paragraphs 2 through 10 of these Preliminary Statements (collectively, the "Reorganization"), and the Purchaser is willing to agree to amend the Agreement as hereinafter set forth as of the date on which (i) each of the transactions constituting the Reorganization has occurred, and
     (ii) each of the terms and conditions in this Agreement (including without limitation the conditions precedent in paragraph 3A and the conditions subsequent in paragraph 3B) has been met (such date, the
      Effective Date ).



          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by all parties, the parties agree as follows:

          1. Acknowledgment of Waiver. In reliance on the Sellers' representation in the following sentence, the Purchaser, as of the Effective Date, hereby consents to the Reorganization and waives any and all violations of the Agreement resulting solely from actions taken by the Sellers to effectuate the Reorganization, including but not limited to, actions required to be taken or prohibited under
     Section 5.01, concerning preservation of corporate existence, and
     Section 5.03(e), concerning changes in corporate names. Each of the Sellers represents and warrants, as of the date hereof and as of the Effective Date, that the Reorganization will not materially and adversely affect its Contracts or the collectibility of Transferred Receivables originated by it.

           2. Amendment of Agreement. The Agreement shall be and is hereby amended, as of the Effective Date, as follows:

           A. Action-VA shall cease to be a party to the Agreement, and Action Merger Sub Inc. shall be added as a party to the Agreement. Action Merger Sub Inc. hereby agrees to assume and perform, and to be bound by, all of the obligations of Action-VA under the Agreement. Without limiting the generality of the foregoing, Action Merger Sub Inc. acknowledges that pursuant to Section 5.05 of the Agreement, it grants a security interest to the Purchaser in all of its right, title and interest now or hereafter existing in, to and under all Receivables which do not constitute Transferred Receivables, the Related Security and all Collections with regard thereto. From and after the Effective Date, all references in the Agreement to "Action" shall be deemed to be a reference to Action Merger Sub Inc., and all of the covenants, representations, warranties, entitlements and agreements of Action-VA shall become the covenants, representations, warranties, entitlements and agreements of Action Merger Sub Inc..

          B. The definition of "CP Rate" is hereby amended and restated in its entirety as follows:

               "CP Rate" means, at any time, the weighted average of the rates paid by the Purchaser as "Yield" with respect to all "Receivable Interests" outstanding under the CL Sale Agreement during the preceding calendar month, as such rate is determined by the Purchaser from time to time.

          C. Section 6.01(b) is hereby amended and restated in its entirety as follows:

                 (b)  Until the Purchaser gives notice (the
               "Successor Notice") to any Seller of a
               designation of a new Servicer for such Seller's
               Transferred Receivables, Action is hereby

               designated as Servicer for Transferred
               Receivables originated by Action, Broyhill is hereby designated as Servicer for Transferred Receivables originated by Broyhill, Lane is hereby designated as Servicer for Transferred Receivables originated by Lane and Thomasville is hereby designated as Servicer for Transferred Receivables originated by Thomasville. Action, Broyhill, Lane and Thomasville each hereby agrees to perform the duties and obligations of the Servicer for such Transferred Receivables pursuant to the terms hereof. The Successor Notice may only be given following the occurrence and during the continuation of a Servicer Default.
               Any Servicer other than such Seller shall execute any confidentiality agreement reasonably requested by such Seller in connection with the designation of a new Servicer.

          D. Section 6.01(c) is hereby amended by inserting "Action," immediately following the reference to Lane in the first line thereof.

          E. Schedule II to the Agreement is hereby amended by changing the parenthetical at the end of the address of the first bank listed therein as follows: "(With respect to Receivables originated by Lane)."

          F. Schedule II to the Agreement is hereby amended by adding an additional Bank and Lock-Box Account No. as follows:

                Bank                           Lock-Box Account No.
                ----                           --------------------
        First Union National Bank              60015 (Lock-Box Number)
        301 South College St.                  2020000105514 (Lock-Box
        Charlotte, NC 28288                    Account Number)


          3. A. Conditions Precedent. The effectiveness of the waiver and the amendments set forth in Sections 1 and 2 are subject to the conditions precedent that the Purchaser and the Purchaser's assignee shall have received each of the following, in form and substance satisfactory to the Purchaser and the Purchaser's assignee:

          (i)  Certified copies of resolutions of the Board of Directors of
     (x) Action-VA, Lane-VA, New Lane Holdings, Action Merger Sub Inc. and Thomasville approving each of their actions with respect to the Reorganization and (y) each of the Sellers (including Action Merger Sub Inc.) approving this Amendment;

          (ii) A certificate of the Secretary or Assistant Secretary of Action Merger Sub Inc. certifying the names and the signatures of the officers authorized on its behalf to sign this Amendment and the other documents to be delivered by it hereunder;


          (iii) Financing Statements (Form UCC-1) naming Action Merger Sub Inc. as the debtor and the Purchaser as the secured party, as may be necessary or, in the opinion of the Purchaser, advisable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Purchaser's ownership of and security interest in the Receivables originated by Action Merger Sub Inc. and Related Security and Collections with respect thereto;

          (iv) A Lock-Box Agreement in respect of each Lock-Box Account of Action Merger Sub Inc., duly executed by the Lock-Box Bank holding such Lock-Box Account;

          (v) The Amended and Restated Agreement of Furniture Brands International, Inc;

          (vi) Copies of all agreements entered into by the Sellers and their affiliates to effectuate the Reorganization;

          (vii) The Articles of Incorporation of Action Merger Sub Inc., duly certified by the Secretary of State of Mississippi, as of a recent date acceptable to Purchaser, together with a copy of the By-Laws of Action Merger Sub Inc., duly certified by its Secretary or Assistant Secretary; and

          (viii) Favorable opinions of counsel for each of the Sellers and Furniture Brands International, Inc. as to such matters as the Purchaser may reasonably request.

                  B. Conditions Subsequent. The effectiveness of the waiver and the amendments set forth in Sections 1 and 2 are subject to the conditions subsequent that the Purchaser and the Purchaser's assignee shall have received each of the following, in form and substance satisfactory to the Purchaser and the Purchaser's assignee:

          (i) Written notice from the chief executive officer or chief operating officer of each of Lane-VA and Action Merger Sub Inc. or its successor to the effect that the transactions described in paragraphs 6, 7 and 8 of the Preliminary Statements hereof have been completed.

          (ii) A true and complete copy of the Credit and Collection Policy (the Policy ) adopted by Action Merger Sub Inc. or its successor, which Policy shall require that Action Merger Sub Inc. or its successor shall originate and/or service any and all Transferred Receivables in accordance with standards of origination and servicing customary for prudent originators or servicers of similar receivables in the industry and, in any event, in accordance with standards of origination and servicing acceptable to the Purchaser or its assignee.

          (iii) A certificate of the chief executive officer or chief operating officer of Action Merger Sub Inc. or its successor certifying that Action Merger Sub Inc. has adopted and effectively implemented such Credit and Collection Policy (including without limitation employment of personnel having adequate experience in


     origination and servicing and the implementation and maintenance of adequate computer and data management systems).

          4. Representations and Warranties. Each of the Sellers (including Action Merger Sub Inc.) confirms that each of the representations and warranties made by it in Section 4.01 of the Agreement, as amended by this Amendment, is correct on and as of the date hereof and will be correct as of the Effective Date as though made on and as of this date or the Effective Date, as the case may be. Each of the Sellers (including Action Merger Sub Inc.) further represents and warrants that (a) this Amendment has been duly authorized, executed and delivered by it pursuant to its corporate powers, and (b) after giving effect to this Amendment, no Event of Termination, or event that would constitute an Event of Termination but for the requirement that notice be given or time elapse or both, will exist.

          5. Execution in Counterparts, Etc. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same amendment. The delivery of a signed signature page to this Amendment by telecopy transmission shall constitute due execution and delivery of this Amendment for all purposes.

           6. Agreement in Full Force and Effect. Except as amended by this Amendment, all of the provisions of the Agreement are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms.

           7.    References to Agreement.  From and after the date hereof,
     (a) all references in the Agreement to "this Agreement", "hereof", "herein", or similar terms and (b) all references to the Agreement in each agreement, instrument and other document executed or delivered in connection with the Agreement, shall mean and refer to the Agreement, as amended by this Amendment.

           8. Further Assurances. The parties hereto agree to execute and deliver any and all further agreements, certificates and other documents reasonably necessary to implement the provisions of this Amendment.

           9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the conflict of laws principles thereof.

          IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

     SELLERS:                           THE LANE COMPANY, INCORPORATED


                                        By: Lynn Chipperfield
                                           ----------------------------
                                        Name:  Lynn Chipperfield
                                        Title: Vice President

                                       ACTION MERGER SUB, INC.
                                       (a Mississippi corporation)

                                       By:  Lynn Chipperfield
                                          ----------------------------
                                       Name: Lynn Chipperfield
                                       Title: Vice President


                                       ACTION INDUSTRIES, INC.


                                       By:  Lynn Chipperfield
                                          -----------------------------
                                       Name:  Lynn Chipperfield
                                       Title: Vice President


                                       BROYHILL FURNITURE INDUSTRIES, INC.


                                       By:  Lynn Chipperfield
                                          -----------------------------
                                       Name:  Lynn Chipperfield
                                       Title: Vice President


                                     THOMASVILLE FURNITURE INDUSTRIES, INC.


                                     By:  Lynn Chipperfield
                                        -------------------------------
                                     Name:  Lynn Chipperfield
                                     Title: Vice President


     PURCHASER:                      INTERCO RECEIVABLES CORP.


                                     By:  Lynn Chipperfield
                                        -------------------------------
                                     Name:  Lynn Chipperfield
                                     Title: Vice President